As filed with the Securities and Exchange Commission on June 3, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAR PACIFIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1060803
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
825 Town & Country Lane, Suite 1500 Houston, Texas 77024 (Address of Principal Executive Offices) (Zip Code)

Par Pacific Holdings, Inc. 2018 Employee Stock Purchase Plan

(Full Title of the Plan)

Name, Address and Telephone

Number of Agent for Service:

Jeffrey R. Hollis

Senior Vice President, General Counsel & Secretary

Par Pacific Holdings, Inc.

825 Town & Country Lane, Suite 1500

Houston, Texas 77024

(281) 899-4800

Copy of Communications to: E. James Cowen Adam K. Nalley Porter Hedges LLP 1000 Main Street, 36th Floor Houston, Texas 77002 (713) 226-6649

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers an additional 500,000 shares of the common stock of Par Pacific Holdings, Inc. (“Registrant”) under the Par Pacific Holdings, Inc. 2018 Employee Stock Purchase Plan, as amended, which are the same class as those shares of common stock registered under the Registrant’s Registration Statement on Form S-8  filed with the Securities and Exchange Commission (the “Commission”) on May 18, 2018 (File No. 333-225054) and on Form S-8 filed with the Commission on June 23, 2023 (File No. 333- 272857) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Par Pacific Holdings, Inc. 2018 Employee Stock Purchase Plan. Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on May 18, 2018.

4.2	Amendment to Par Pacific Holdings, Inc. 2018 Employee Stock Purchase Plan. Incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 23, 2023.

4.3	Second Amendment to Par Pacific Holdings, Inc. 2018 Employee Stock Purchase Plan. Incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 21, 2025.

*5.1	Opinion of Porter Hedges LLP with respect to the legality of the securities.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Porter Hedges LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

*107.1	Calculation of Filing Fee Tables

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 3rd day of June, 2025.

PAR PACIFIC HOLDINGS, INC.

By:	/s/ William Monteleone
William Monteleone
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Monteleone and Jeffrey R. Hollis, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ William Monteleone William Monteleone	Chief Executive Officer, President and Director (Principal Executive Officer)	June 3, 2025

/s/ Shawn Flores Shawn Flores	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 3, 2025

/s/ Ivan Guerra Ivan Guerra	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 3, 2025

/s/ Robert S. Silberman Robert S. Silberman	Chairman of the Board	June 3, 2025

/s/ Curtis Anastasio Curtis Anastasio	Director	June 3, 2025

/s/ Timothy Clossey Timothy Clossey	Director	June 3, 2025

/s/ Philip S. Davidson Philip S. Davidson	Director	June 3, 2025

/s/ Katherine Hatcher Katherine Hatcher	Director	June 3, 2025

Signature	Title	Date
/s/ Patricia Martinez Patricia Martinez	Director	June 3, 2025

/s/ William Pate Wiliam Pate	Director	June 3, 2025

/s/ Eric Yeaman Eric Yeaman	Director	June 3, 2025

/s/ Aaron Zell Aaron Zell	Director	June 3, 2025